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                                                        Exhibit 10.10


                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement is made as of the 30th day of September, 1996, between FIRST NEW ENGLAND DENTAL CENTERS, INC., a Delaware corporation (the "Company"), and Donald E. Strange of Dallas, Texas (the "Executive").

     WHEREAS, the Company desires to employ Executive for the period and upon and subject to the terms herein provided; and

     WHEREAS, Executive is willing to agree to be employed by the Company upon and subject to the terms herein provided;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     [Section]1. TERM OF EMPLOYMENT. The Company agrees to employ Executive as its Chairman and Chief Executive Officer from October 1, 1996 through September 30, 1999 (the "Termination Date"), or until the earlier termination of this Agreement pursuant to the terms hereof. This Agreement, and the Termination Date, will be renewed automatically for successive one-year terms, unless the Company or the Executive gives written notice to the other of its or his election not to renew, at least six months prior to the end of the then-current term.

     [Section]2. COMPENSATION. The Company will pay Executive base pay for his services rendered hereunder at an annual rate of $190,000, subject to upward adjustment based on reviews by the Company's Board of Directors (the "Board") to occur not less frequently than annually. Executive's salary shall be paid in accordance with the Company's regular payroll practices for all senior executives as determined by the Company, subject only to such payroll and withholding deductions as are required by law and such other payroll deductions as are determined by the Company policy or as Executive may approve.

     [Section]3. STOCK OPTIONS. Executive shall be entitled to purchase up to 15,385 shares of the Common Stock, par value $0.01 per share, of the Company ("Stock"), at a purchase price of $6.50 per share, at any time prior to April 1, 1997. In addition, the Company shall award Executive options to purchase 300,000 shares of the Stock at the exercise price of $6.50 per share. Such options shall vest ratably on a quarterly basis over the original term of this Agreement. Such options shall be issued pursuant to a Stock Option Agreement in substantially the form of Exhibit A attached hereto.

     [Section]4. BONUS. The Board shall establish an annual budget each year, setting forth projected expenses, revenues and net profits. In the event that the Company achieves at least 90% of its projected net profit for any fiscal year during the term of this Agreement, commencing with the fiscal year ending December 31, 1997, the Company shall pay to Executive a bonus in an amount determined as follows:


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                                      - 2 -

    % of Projected Net Profit   Bonus (% of Base Annual Salary)
    -------------------------   -------------------------------

             90 - 91%                           5%
             91 - 92%                          10%
             92 - 93%                          15%
             93- 94%                           20%
             94 - 95%                          25%
             95 - 96%                          30%
             96 - 97%                          35%
             97 - 98%                          40%
             98 - 99%                          45%
             99% +                             50%

In the event that the Company exceeds 100% of its projected net profit in such year, the Company may pay Executive an additional discretionary performance bonus, at such times and in such amounts as the Company, in its sole discretion, may determine. The Board, in reviewing Executive's salary at his first salary review following the date hereof, shall take into consideration the Company's financial performance for the period from October 1, 1996 through December 31, 1996.

     [Section]5. OFFICE AND DUTIES. During the term of this Agreement, the Company shall employ Executive to serve as the Company's Chairman and Chief Executive Officer. The Executive shall perform such executive, administrative and operational duties customary for executives in such capacity or as may be assigned to the Executive from time to time by the Board, provided such duties are customary for the position of chairman and chief executive officer.

     Executive agrees to serve the Company faithfully and to the best of Executive's ability and to devote substantially all of Executive's business time, attention and efforts to the interests and business of the Company. Nothing contained herein shall preclude Executive from serving on the boards of up to three business corporations (other than the Company, and provided that none of such coporations engages in a business that competes with the business of the Company) and on boards of not-for-profit organizations and trade groups, nor from participating in community affairs, provided that such activities do not materially interfere with the Executive's performance of his duties and responsibilities as Chairman and Chief Executive Officer of the Company.

     Executive agrees at all times to perform all his duties in accordance with applicable laws, rules and regulations and the policies and procedures of the Company applicable to senior executives in effect from time to time.

     [Section]6. EXPENSES. Executive shall be entitled to reimbursement for reasonable and necessary business expenses incurred, consistent with Company policy, in connection with the performance of his duties hereunder upon receipt of vouchers therefor in accordance with such procedures as the Company has heretofore or may hereafter establish.

     [Section]7. VACATION DURING EMPLOYMENT. Executive shall be entitled to 20 days' paid vacation during each year of his employment hereunder.

     [Section]8. ADDITIONAL BENEFITS. Executive shall be entitled to all paid holiday, medical and other fringe benefit plans that the Company may now or hereafter in its discretion make available generally to its senior management.

     [Section]9. APARTMENT; RELOCATION EXPENSES. Pending Executive's relocation from Dallas, Texas to the Boston, Massachusetts area, the Company shall provide Executive, for a period of time not to exceed one year, with the use of a Company-leased apartment. The Company shall reimburse Executive for all reasonable out-of-pocket relocation expenses incurred in connection with his relocation from Dallas to the Boston area, up to a maximum of $100,000.

     [Section]10. TERMINATION OF EMPLOYMENT. Notwithstanding any other provision of this Agreement, Executive's employment shall terminate on the death of the Executive and may be terminated by the Board, as follows:

          (a) either (i) the Executive is determined to be "permanently disabled" as defined under the disability insurance policy covering the Executive, or (ii) if Executive is not covered by any such disability policy, the Executive is determined to be "totally disabled" by vote of a majority of the Board (excluding Executive) based upon the advice of a board-certified physician reasonably satisfactory to Executive, which may include a determination that the Executive is unable, because of physical or mental illness or incapacity or otherwise, to fulfill his duties under this Agreement for 180 consecutive days or appears unable to perform such duties for an indefinite period of time in excess of 180 days;

          (b) termination of Executive by the Company for "Cause" (as hereinafter defined), provided, however, a termination for Cause shall not take effect unless the following has occurred:

               (i) The Board has given Executive written notice of its intention to terminate Executive for Cause, specifying with particularity the grounds on which the proposed termination for Cause is contemplated, which shall be acts or failures to act on the part of Executive that occurred no more than six months prior to the Board's having knowledge of such acts or failures to act;

               (ii) the Executive shall have 30 days after such written notice to cure such conduct;

               (iii) if Executive fails to cure such conduct Executive shall have the right to request by a notice to the Secretary of the Company given within 10 days after Executive receives notice from the Board that he has not cured the conduct within the period described in subsection (ii) above, a hearing before the full Board, with his counsel;
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                                      -4-

               (iv) if, within 5 days after Executive's hearing by the Board, he receives a certified copy of a resolution duly adopted by a majority of the full Board (exclusive of Executive) confirming that in its judgment the grounds for termination for "Cause" described in the initial notice given under subsection (i) above have not been cured, the Executive's employment shall be terminated.

     "Cause" shall mean (x) the willful and continued failure by the Executive to substantially perform his duties with the Company in accordance with this Agreement (other than any such failure after the issuance of a notice from the Executive to the Company because of Constructive Termination Without Cause (as hereinafter defined)), or (y) the Executive's conviction of fraud, embezzlement, theft or other criminal conduct involving a felony and such conviction is final and non-appealable.

     [Section]11. TERMINATION WITHOUT CAUSE. In the event that, during the term of this Agreement, Executive's employment hereunder is terminated by the Company other than pursuant to [Section]10 hereof or by Executive because of Constructive Termination Without Cause (as hereinafter defined), the Company shall pay Executive an amount equal to one year's base annual salary, plus benefits and bonus compensation, at the rate in effect immediately prior to his termination, payable in 12 equal montly installments, commencing 30 days from the effective date of termination, and all stock options granted to Executive pursuant to [Section]3 hereof shall immediately become vested on the effective date of termination of employment. Notwithstanding the foregoing, in the event that such termination of employment occurs within one year following a Change of Control (as hereinafter defined), the Company shall pay to Executive an amount equal to the base annual salary, benefits and bonus compensation that would have been payable hereunder had such termination not occurred for the period from the date of termination of employment through the later to occur of the Termination Date and the second anniversary of the effective date of termination, payable in equal monthly installments commencing 30 days from the effective date of termination through the Termination Date or, if later, the second anniversary of the effective date of termination, and all stock options granted to Executive pursuant to [Section]3 hereof shall immediately become vested on the effective date of termination of employment.

     "Constructive Termination without Cause" shall mean:

          (a) a change in reporting structure such that Executive does not report directly to the Board, or the assignment to Executive of any duties significantly different than those contemplated by this Agreement or any limitation on the powers of the Executive not consistent with his position as Chairman and Chief Executive Officer, whether resulting from a transaction after the date hereof (including, without limitation, any merger, reorganization, consolidation or other similar transaction) or otherwise;

          (b) the failure to elect Executive or his removal as a director of the Company without the Executive's prior written consent;

          (c) a reduction in Executive's then current base pay or bonus award opportunity or other long-term performance incentive or the termination or failure by the Company to continue to provide any employee benefit or perquisite enjoyed by Executive, or the failure to include Executive in any incentive compensation plan of Company unless a plan providing substantially the same opportunity is substituted, or the failure of the Board to review and act upon Executive's base pay amount prior to October 1 during the term of this Agreement;

          (d) fraudulent conduct by the Company in which Executive is not a participant;

          (e) a material breach of this Agreement by the Company that is not promptly cured after written notice of such breach is given by Executive to the Board, including, without limitation, the failure to obtain the assumption of the Company's obligations under this Agreement by any successor to the Company's assets or business prior to the transfer of such assets or business;

          (f) any requirement by Company that Executive relocate to a principal place of business outside of the Boston metropolitan area.

"Change of Control" shall mean, prior to the consummation of an initial public offering of the Company's common stock, the occurrence of any one of the following events:

          (a) any "person" which is not the "beneficial owner" of more than 35% of the voting securities of the Company on a fully diluted basis on the date hereof or an "affiliate" of such party on the date hereof becomes a "beneficial owner" of more than 35% of the voting securities of the Company (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder);

          (b) the Board approves a plan to sell or dispose of by merger, consolidation or other transaction all or substantially all of the Company's operating assets (on a consolidated basis) or approves a plan of liquidation; or

          (c) the Company combines with another company and is the surviving corporation but immediately after the combination, the persons who were the stockholders of the Company immediately prior to the combination own 50% or less of the voting securities of the combined entity.

"Change of Control" shall mean, after the consummation of an initial public offering of the Company's common stock, the occurrence of any one of the following events:

          (a) any "person" which is not the "beneficial owner" of more than 20% of the voting securities of the Company on a fully diluted basis immediately after the consummation of such public offering or an "affiliate" of such party on such date hereof becomes a "beneficial owner" of more than 20% of the voting securities of the Company (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder);

          (b) the majority of the Board consists of individuals other than members of the Board of Directors immediately after the consummation of such public offering or persons whose nomination or election was approved by at least two-thirds of the members of the Board immediately preceding the election of such individuals;

          (c) the Board of Directors of the Company approves a plan to sell or dispose of by merger, consolidation or other transaction all or substantially all of the Company's operating assets (on a consolidated basis) or approves a plan of liquidation; or

          (d) the Company combines with another company and is the surviving corporation but immediately after the combination, the persons who were the stockholders of the Company immediately prior to the combination own 50% or less of the voting securities of the combined entity.

     [Section]12. CONFIDENTIALITY. Executive shall not, either during the period of his employment with the Company or thereafter, reveal or disclose to any person outside the Company or use to his own benefit, any proprietary and confidential marketing technique or cost method, or any patient list of the Company or any proprietary and confidential mailing or supplier list, whether or not made, developed and/or conceived by Executive or by others in the employ of the Company. Upon the termination of Executive's employment in any manner or for any reason, Executive shall promptly surrender to the Company all copies of any of the foregoing, together with any other documents, materials, data, information and equipment belonging to or relating to the Company's business and in his possession, custody or control, and Executive shall not thereafter retain or deliver to any other person, any of the foregoing or any summary or memorandum thereof.

     [Section]13. RESTRICTION. Executive agrees that for 12 months from the termination of employment at the Termination Date, for cause by the Company, or voluntarily by Executive (other than because of a Constructive Termination Without Cause):

          The Executive will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of, any business or enterprise (a "Restricted Business") that is in the business of operating dental clinics (or any aspect thereof) within a 10-mile radius of any dental clinic operated by the Company at the time of termination of Executive's employment. The restrictions contained in this paragraph will not prevent the Executive, during the 12-month period following the termination of his employment hereunder, from being employed by, acting as a consultant to, or serving on the Board of Directors of, any entity with a large national or regional business that directly or indirectly engages in the Restricted Business in the territories restricted hereunder or from owning up to a 1% equity interest in such an entity, but only if such entity is publicly traded; provided that the Executive does not actively engage in the direct management of that portion of such entity's business which is located in the restricted territory.

     [Section]14. NO SOLICITATION. Executive will not, for a period of 12 months after termination of employment for any reason solicit or attempt to induce, directly or indirectly, any employee of the

Company to accept employment with a competitor of the Company or with any business or enterprise intending to compete with the Company.

     [Section]15. SEVERABILITY. Executive and the Company are of the belief that the period of time and the area herein specified in [Sections] 13 and 14 above are reasonable in view of the nature of the business in which the Company is engaged, the state of its development and Executive's knowledge of the business. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as is adjudged to be reasonable.

     [Section]16. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first-class, registered or certified mail, postage prepaid, addressed (a) if to Executive, at 5605 Netherland Court, Dallas, Texas 75229-5567; and (b) if to the Company, attention of the President at its principal place of business, 85 Devonshire Street, Boston, Massachusetts 02108.

     [Section]17. DISPUTE RESOLUTION. Any disputes arising under or in connection with this Agreement shall, at the option of Executive, be subject to mediation in accordance with the Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes with such changes as the parties may agree. If the parties have not agreed, within 10 days of a request for mediation, on the selection of a mediator willing to serve, either party may request the CPR to appoint a member of the CPR Panel of Neutrals as a mediator and such appointment shall be binding on the parties. Efforts to reach a settlement will continue until the conclusion of the proceeding which will occur upon the earlier of (a) a written settlement is entered into between the parties, (b) the mediator informs the parties in writing that further efforts would not be useful, or (c) the parties agree in writing that an impasse has been reached. Neither party may withdraw or commence any action or proceeding under this Agreement, other than to enforce this provision, until the mediation proceeding is concluded. Costs of mediation or litigation, including, without limitation, costs of investigations, fees and expenses of the mediator and attorneys, shall be borne by the Company, provided that if any court of competent jurisdiction determines that the claims or defenses of Executive were without any reasonable basis, each party shall bear his or its own costs, other than the fees and expenses of the mediator which shall be borne by the Company.

     [Section]18. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Company and the Executive with respect to the subject matter hereof and there have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

     [Section]19. AMENDMENTS. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

     [Section]20. ASSIGNABILITY; BINDING NATURE. This Agreement has been duly authorized by the Board of Directors of the Company and shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder.

     [Section]21. General Provisions.
                  ------------------

          (a) Executive further agrees that his obligations hereunder shall be binding upon him irrespective of the duration of his employment by the Company, the reasons for any cessation of his employment by the Company, or the amount of his compensation and shall survive the termination of this Agreement (whether such termination is by the Company, by the Executive, upon expiration of this Agreement or otherwise).

          (b) Executive represents and warrants to the Company that he is not now under any obligations to any person, firm or corporation, and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, the performance by him of any of the covenants or his duties in his employment hereunder.

          (c) The Company shall reimburse Executive for the reasonable fees and disbursments of his legal counsel in connection with the negotiation and preparation of this Agreement, in an amount not to exceed $4,000 in the aggregate.

     [Section]22. The Company shall, to the full extent legally permissible, indemnify the Executive in the event that he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals (but excluding any such action, suit or proceeding by or in the right of the Company), by reason of the fact that the Executive is or was a member of the Board or an executive officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Executive in connection with such action, suit or proceeding if the Executive acted in good faith and in a manner that the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Executive did not act in good faith and in a manner that the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that the Executive had reasonable cause to believe that the conduct in question was unlawful.

     The Company shall, to the full extent legally permissible, indemnify the Executive in the event that he was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including appeals, by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the Executive is or was a member of the Board or an executive officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees) actually and reasonably incurred by the Executive in connection with the defense or settlement of such action or suit if the Executive acted in good faith and in a manner that the Executive reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Executive shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Executive is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     To the extent that the Executive has been successful in whole or in part on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the Executive shall be indemnified against all expenses incurred in connection therewith.

     Expenses incurred by the Executive in any action, suit or proceeding shall be paid by the Company in advance of the final disposition of thereof, if the Executive shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that the Executive is not entitled to indemnification.

     The indemnification and advancement of expenses provided by this Section shall not be deemed exclusive of any other rights to which the Executive may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware or otherwise, both as to action in the Executive's official capacity and as to action in another capacity while serving as a member of the Board of Directors or as an executive officer of the Company. All rights to indemnification under this Section or advancement of expenses shall continue after the Executive has ceased to be a director or executive officer, and shall inure to the benefit of his heirs, executors and administrators. The Company shall also indemnify the Executive for attorneys' fees, costs, and expenses in connection with the successful enforcement of the Executive's rights under this Section.

     [Section]23. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.

                                         FIRST NEW ENGLAND DENTAL CENTERS, INC.

                                         By: Illegible
                                            ------------------------------------
                                            Title:
                                         /s/ Donald E. Strange
                                         ---------------------------------------
                                         Donald E. Strange

                                                                       EXHIBIT A

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

                             STOCK OPTION AGREEMENT

     First New England Dental Centers, Inc., a Delaware corporation (the "Company"), by execution of Schedule I annexed hereto grants, as of the grant date set forth in Schedule I, to the optionee named in Schedule I (the "Optionee"), an option to purchase up to the number of shares of its Common Stock, $0.01 par value ("Stock"), set forth in Schedule I at the exercise price per share set forth in Schedule I, on the following terms and conditions:

     1. GRANT AS NON-QUALIFIED STOCK OPTION; OTHER OPTIONS. This option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

     2. EXTENT OF OPTION IF EMPLOYMENT CONTINUES. If the Optionee has continued to be employed by the Company or by any affiliated corporation in a position in which the optionee renders services to or for the benefit of the Company (an "Affiliate"), the Optionee may exercise this option for the number of shares set forth on Schedule I at any time from the dates such options become exercisable (each such date being hereinafter referred to as an "Exercise Date") as set forth on Schedule I up to and including the date that is five years from the date this option first becomes exercisable with respect to such shares. All of the foregoing rights are subject to Paragraph 3 if the Optionee ceases to be employed by the Company.

     3. TERMINATION OF EMPLOYMENT; ACCELERATION OF EXERCISE DATES. If the Optionee ceases to be employed by the Company or an Affiliate, this option shall terminate after the passage of six months from the date employment ceases, but in no event later than the scheduled expiration date (subject to waiver by the Company in its sole discretion). In such a case, the Optionee's only rights hereunder shall be those that are properly exercised before the termination of this option. In the event that (a) the Optionee's employment is terminated other than for cause as set forth in ss.9 of the Executive Employment Agreement, dated as of the date hereof, between the Company and the Optionee (as amended and in effect from time to time, the "Employment Agreement"), or (b) there is a "Change of Control" as defined in the Employment Agreement, all options to purchase shares hereunder shall become immediately exercisable on the effective date of termination of employment or the effective date of the Change of Control, as the case may be.

     4. PARTIAL EXERCISE. Exercise of this option may be made in part at any time and from time to time, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     5. PAYMENT OF PRICE. The option price is payable in United States dollars and may be paid in cash or by check or by cancellation as of the date of exercise of a portion of this option (calculated at the fair market value of such cancelled portion at the time of exercise). "Fair market value" of a share of the Stock shall mean, if shares of the Stock are not publicly traded, the fair market value of such shares as determined in good faith by the Board and, if shares of the Stock are publicly traded, the average closing price for a share of the Stock for the 20 trading days preceding the date of exercise, or if no closing price is reported for such period, the average of the mean between the low bid and the high ask prices for a share of the Stock for such 20 trading days.

     6. AGREEMENT TO PURCHASE FOR INVESTMENT. By acceptance of this option, the Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Securities Act of 1933.

     7. Registration Rights.
        -------------------

     (a) For purposes of this Section 7, "Registrable Securities" shall mean all issued and outstanding Stock, including any such common stock issued upon any stock split, stock dividend, recapitalization or similar event; provided that any such share shall cease to be a "Registrable Security" when sold pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or sold pursuant to Rule 144 promulgated thereunder.

     (b) If the Company shall determine to register any of its securities (other than a registration relating solely to employee benefit plans or a registration on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will include that portion of the Optionee's Registrable Securities as he shall elect to sell, provided, that if the managing underwriter(s) shall impose a limitation on the number of shares of common stock included in any such registration statement because such limitation is necessary in its judgment to effect an orderly public distribution, then the Optionee's portion of the shares available for registration, if any, after application of such limitation shall be determined pro rata in accordance with his percentage ownership interest in the Registrable Securities to be included in such offering, and the Company will pay for the registration expenses (but not the underwriting discounts, selling commissions and transfer taxes) in connection with the registration of such shares.

     (c) If the Optionee disapproves of the terms of any Company underwriting in which his shares are to be included under this Section 7, he may elect to withdraw therefrom by written notice to the Company and to the underwriter, delivered at least seven days prior to the effective date of the registration statement therefor.

     8. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and nonassessable.

     9. OPTION NOT TRANSFERABLE. This option is not transferable or assignable except by will or by the laws of descent and distribution, except that the Optionee shall be entitled to transfer this option, in whole or in part, to his spouse, his lineal descendants, or to a trust for the benefit of himself, his spouse, his lineal descendants, or any combination thereof.

     10. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

     11. NO OBLIGATION OF EMPLOYMENT. The Company and any Related Corporations and Affiliates are not by this option obligated to employ the Optionee or to continue the Optionee in employment.

     12. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided herein, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     13. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. It is the purpose of this option to encourage the Optionee to work for the best interests of the Company and its stockholders. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment will be made in (x) the number and kind of shares or other securities subject to this Stock Option Agreement, and (y) the price for each share subject to this Stock Option

Agreement, without changing the aggregate purchase price as to which the options granted hereunder remain exercisable.

     14. WITHHOLDING TAXES. If the Company in its discretion determines that it is obligated to withhold tax with respect to the exercise of this option, the Optionee hereby agrees that the Company may withhold from any amounts payable by the Company to the Optionee (including, without limitation, wages) the appropriate amount of federal, state and local withholding taxes attributable to such exercise. At the Company's discretion, the amount required to be withheld may be withheld in cash, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

     15. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of Delaware.

                     FIRST NEW ENGLAND DENTAL CENTERS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                   Schedule I
                                   ----------

Optionee's Name:  Donald E. Strange

Option Grant Date:  October 1, 1996

Number of Shares Subject to Options:  300,000

Exercise Price per Share:  $6.50

Vesting: Options for 25,000 shares each shall vest on the 1st day of each October, January, April and July, commencing October 1, 1996, through July 1, 1999.

                                   **********

     The parties, by execution of this Schedule I, accept and agree to the terms of the Stock Option Agreement to which this Schedule I is attached.

                                         FIRST NEW ENGLAND DENTAL CENTERS, INC.

                                         By: Illegible
                                            ------------------------------------
                                            Title: Director
                                         /s/ Donald E. Strange
                                         ---------------------------------------
                                         Donald E. Strange, Optionee